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                                                       FARALLON PARTNERS, LLC
                                                         One Maritime Plaza
                                                             Suite 1325
                                                   San Francisco, California 94111



                                                                       March 3, 2003



To the Sellers listed on Schedule A,

c/o MMC Capital, Inc., as Manager
20 Horseneck Lane
Greenwich, CT  06830

                  Re:  Purchase and Sale of Shares
                       ---------------------------

Ladies and Gentlemen:

                  In consideration of the agreements and obligations contained in this letter agreement (this "Agreement"), the
Buyers set forth on Schedule A ("Buyers," and each a "Buyer") and the sellers listed on Schedule B ("Sellers," and each, a "Seller")
agree as follows:

1.                Purchase and Sale. At the Closing, each Seller shall sell to the Buyers, and the Buyers shall purchase from such
                  Seller, those Common Shares, par value $0.01 (the "Common Shares"), and those Series A Convertible Preference
                  Shares, par value $0.01 (the "Preference Shares," and together with the Common Shares, the "Shares"), of Arch
                  Capital Group Ltd., a Bermuda corporation (the "Company"), set forth opposite the name of such Seller on Schedule
                  A, for an aggregate purchase price of $5,580,000 (the "Transaction," and such amount, the "Purchase Price"). Each
                  Buyer shall purchase its pro rata share (set forth on Schedule A) of each type of share. The closing of the
                  Transaction (the "Closing") shall take place at the offices of MMC Capital Inc., at 20 Horseneck Lane, Greenwich,
                  CT 06830 at 10:00 a.m. on March 20, 2003 or such other date as the parties hereto may agree. At the Closing, (a)
                  each Seller shall deliver (i) the Common Shares to the Buyers by delivery of a certificate or certificates representing the Common Shares, and (ii) the Preference Shares to the Buyers by delivery of a certificate or certificates representing the Preference Shares in each case in the amounts set forth opposite the name of such
                  Seller on Schedule A, together with stock powers duly executed in blank or duly executed instruments of transfer, and (b) the Buyers shall deliver to the Sellers, via wire transfer of immediately available funds to such account or accounts as the Sellers shall designate in writing prior to the Closing, an amount equal to the Purchase Price.

2.                Seller Representations and Warranties. Each Seller represents and warrants to the Buyers as follows:

(a)               That Seller is the sole record and beneficial owner of the Shares set forth opposite the name of such Seller on
                  Schedule A, and at Closing, such Seller will deliver to the Buyers such Shares, free and clear of any lien or


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                  security interest of any kind whatsoever.

(b)               The Seller has not engaged in any general advertising or general solicitation in connection with the offer or sale of the Shares.

(c)               The Seller acquired each of the Preference Shares beneficially for its own account on November 20, 2001, and each of the Common Shares on April 19, 2002, upon cashless exercise of warrants ("Warrants") of the Company issued to the Seller by the Company on November 20, 2001, and Seller owned such Shares (and the Warrants until exercised)
                  beneficially and for such Seller's own account at all times since such date through the date of this Agreement.

(d)               No Seller is nor has been (whether alone or together with others) for a period of at least two years preceding the date hereof, an affiliate (as such term is defined in Rule 144 promulgated under the Securities Act) of the Company.  The Sellers collectively, have not for a period of at least two years immediately preceding the date hereof (i) beneficially owned an aggregate of more than 10% of the outstanding shares of capital stock of the Company, (ii) had a representative on, or the right to appoint a representative to, the board of directors of the
                  Company, appointed an officer of any such Company or had any similar management rights with respect to any such Company, or (iii) had any contract, understanding, arrangement or relationship with the Company pursuant to which the Sellers could be deemed to "control" (within the meaning of the term "affiliate" under Rule 144 promulgated under the Securities Act) the
                  Company.

(e)               Such Seller is duly organized, validly existing and in good standing under the laws of its organization, and has all necessary power and authority to enter into this Agreement and has taken all limited partnership action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such
                  Seller and, assuming the due execution and delivery of this Agreement by the Sellers, is a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as limited by laws affecting creditors' rights generally or by general equitable principles.

(f)               To Seller's knowledge, no consent, approval or authorization of any person is required to be made or obtained by any of the Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement such that if not obtained it would preclude the
                  Closing.

(g)               Each Seller acknowledges that:  (i) the Buyers may be in possession of material, nonpublic information regarding the Company, its financial condition, results of operations, business, properties, assets, liabilities, management, projections, reserves, appraisals and plans, proposals and prospects; (ii) such information may be materially adverse to such Seller's interests; and
                  (iii) if such Seller were in possession of some or all of such information such Seller might


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                  not be willing to sell any or all of the Shares pursuant to the Transaction or would have a materially different view of the benefits of the Transaction.  Each Seller also acknowledges and agrees that the Buyers shall have no obligation to disclose to such Seller any of the information referred to in the preceding sentence.  Each Seller further acknowledges that such
                  Seller has conducted its own investigation of and had access to, to the extent that such Seller has determined necessary or desirable, the information described in the first sentence of this paragraph.  Each Seller hereby, on its own behalf and on behalf of its affiliates and its and their respective successors and assigns, irrevocably waives and renounces any and all claims of any nature whatsoever it may have or acquire against Buyer, its directors, officers, employees, representatives, or any of their respective affiliates and their respective heirs, successors and assigns, based on non-disclosure, deceptive trade practices, other laws or otherwise, and acknowledges that neither the Buyers nor any of their respective directors, officers, employees, representatives or any of their respective affiliates have made any representation or warranty, whether express or implied, of any kind or character in respect of or in connection with the Transaction, except as set forth in this Agreement.

3.                Buyer Representations and Warranties. Each Buyer represents and warrants as follows:

(a)               The Buyers have and will have at Closing immediately available cash in the amount of the Purchase Price.

(b)               The Buyers acknowledge that Sellers are not transferring any rights Sellers may have under the terms of the
                  Subscription Agreement, dated as of October 24, 2001, as amended, November 20, 2001 and January 3, 2002, pursuant to this Agreement.

(c)               Such Buyer is acquiring the shares for investment without a view to make a distribution in violation of applicable securities laws.

(d)               Such Buyer is duly organized, validly existing and in good standing under the laws of its organization, and has all necessary power and authority to enter into this Agreement and has taken all limited partnership action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such
                  Buyer and, assuming the due execution and delivery of this Agreement by the Sellers, is a legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as limited by laws affecting creditors' rights generally or by general equitable principles.

(e)               To Buyer's knowledge, no consent, approval or authorization of any person is required to be made or obtained by any of the Buyers in connection with the execution, delivery and performance of this Agreement and the


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                  consummation of the transactions contemplated by this Agreement such that if not obtained it would preclude the
                  Closing.

4.                Miscellaneous.

(a)               This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard for principles of conflicts of laws. This Agreement shall inure solely to the benefit of and be binding upon the parties and their respective successors and assigns.

(b)               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)               This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

(d)               Sellers may reallocate among the Sellers the Common Shares and Preference Shares to be sold hereunder by each
                  Seller provided that the total number of Common Shares and total number of Preference Shares shall be as set forth on Schedule B.

                                                       * * *



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                  Please acknowledge your approval and acceptance of the matters contained in this letter by executing and dating this copy of the letter and returning it to our attention at the above address. An additional copy of this letter has been included for your records.

                                                     Very truly yours,


                                                 FARALLON CAPITAL PARTNERS, L.P.
                                                 FARALLON CAPITAL INSTITUTIONAL
                                                     PARTNERS, L.P.
                                                 FARALLON CAPITAL INSTITUTIONAL
                                                     PARTNERS II, L.P.
                                                 FARALLON CAPITAL INSTITUTIONAL
                                                     PARTNERS III, L.P.
                                                 TINICUM PARTNERS, L.P.

                                                 By: Farallon Partners, L.L.C.,
                                                         its General Partner


                                                 By:  ______________________________
                                                      Managing Member







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Accepted and agreed as of the date first written above:


TRIDENT II, L.P.,

MARSH & MCLENNAN CAPITAL
PROFESSIONALS FUND, L.P.,

MARSH & MCLENNAN EMPLOYEES'
SECURITIES COMPANY, L.P.,

By:  MMC Capital, Inc., in each case, as Manager,

By:
     ---------------------------------------
Name:  David J. Wermuth
Title:    Principal and Legal Director



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                                                                                                            Schedule A



                                                               Buyers




                                  Buyer                                       Percentage              Shares

                             Buyer                                 Percentage          Shares       Preference Shares  Common Shares
1.       Farallon Capital Partners, L.P.                              15.78            28,4000            19,829           8,571
2.       Farallon Capital Institutional Partners, L.P.                 1.83             3,300              2,304             996
3.       Farallon Capital Institutional Partners II, L.P.             79.33           142,800             99,701          43,099
4.       Farallon Capital Institutional Partners III, L.P.             1.83             3,300              2,304             996
5.       Tinicum Partners, L.P.                                        1.22             2,200              1,536             664
                                                               ---------------- ----------------- ------------------ ---------------
                                                               ---------------- ----------------- ------------------ ---------------
                                                                     100.00           180,000            125,674          54,326






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                                                      SCHEDULE B

                                                  Stock Certificate /    Preference Shares    Common Shares    Price ($31 per Share)
                                                 --------------------    -----------------    -------------    ---------------------
                                                        Account
                                                        -------

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Trident II, L.P.                                        ACP0061                   125,674                                $5,505,755
c/o Maples & Calder                                     ACG2097                                     51,931
P.O. Box 309                                            ACP0021
Ugland House, South Church Street                       ACP0096                                                ---------------------
George Town, Grand Cayman, Cayman Islands
                                                                                                               ---------------------
Copy to:

MMC Capital, Inc., as Manager
20 Horseneck Lane
Greenwich, CT  06830
Attention:  Richard A. Goldman
------------------------------------------------------------------------------------------------------------------------------------

Marsh & McLennan Employees' Securities Company, L.P.    ACP0058                                                            $ 45,322
c/o Maples & Calder                                     ACG2098                                      1,462
P.O. Box 309                                            ACP0022
Ugland House, South Church Street                       ACP0097                                                ---------------------
George Town, Grand Cayman, Cayman Islands
                                                                                                               ---------------------
Copy to:

MMC Capital, Inc., as Manager
20 Horseneck Lane
Greenwich, CT  06830
Attention:  Richard A. Goldman
------------------------------------------------------------------------------------------------------------------------------------

Marsh & McLennan Professionals Fund, L.P.                       ACP0062                                                     $28,923
c/o Maples & Calder                                             ACG2100                                933
P.O. Box 309                                                    ACP0023
Ugland House, South Church Street                               ACP0098                                        ---------------------
George Town, Grand Cayman, Cayman Islands
                                                                                                               ---------------------
Copy to:

MMC Capital, Inc., as Manager
20 Horseneck Lane
Greenwich, CT  06830
Attention:  Richard A. Goldman
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                                                 Total                                                                   $5,580,000
                                                                                                               =====================
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